Exhibit 10.20

RESIGNATION AND TRANSITION SERVICES AGREEMENT

This Resignation and Transition Services Agreement (the "Agreement") is made and entered into as of the 2nd day of December, 2013 by and between AnythingIT, Inc., a Delaware corporation with its principal place of business at 17-09 Zink Place, Unit 1, Fair Lawn, New Jersey 07410 (the "Company"), and Gail L. Babitt, an individual (the “Executive”) with her principal place of business at _________.

RECITALS

A. The Executive is a member of the Company’s Board of Directors has been employed by the Company as its Chief Financial Officer.

B. The Executive and the Company are parties to that certain Executive Employment Agreement dated March 7, 2012 (the “March 2012 Employment Agreement”), as amended on July 24, 2013 (collectively, the “Employment Agreement”).

C. After discussions between the parties, the parties desire to terminate their relationship on an amicable basis pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, undertakings and releases, receipt of which is hereby acknowledged as sufficient consideration by both parties, the parties agree as follows:

1. Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2. Resignation of Employment; Transition Services.

(a) The Executive hereby resigns as an employee and member of the Board of Directors of the Company and from any and all other offices or positions she may have had with the Company or any of its subsidiaries, to be effective on the Termination Date, as defined herein.  The Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission within the timeframe provided by the Securities Exchange Act of 1934, as amended, and the applicable rules disclosing such resignation, and it shall provide the Executive with a draft of such report for her review and approval prior to the filing thereof.

(b) Until December 31, 2013, the Executive shall provide transition assistance to the Company in the transition of the Executive’s duties, including timely responding to any reasonable requests for information or assistance by the Company (the “Transition Services”). Unless otherwise agreed to by the Executive, all Transition Services shall be performed by the Executive, in her sole discretion, and from a location chosen by her.

3. Termination.  The Employment Agreement is terminated effective on the Termination Date.

4. Satisfaction of Certain Obligations of the Company.

(a) The Company owes the Executive $1038.65 in accrued but unpaid expenses through November 1, 2013 (the “Accrued Expenses”).  The Company shall reimburse the Executive for the Accrued Expenses by December 13, 2013.

(b) The Executive has not cashed a previously issued paycheck in the net amount of $3,881.04 (the “Unpaid Salary”).  The Company acknowledges that the Executive will cash the paycheck for the Unpaid Salary on or after January 9, 2014.

(c) The Executive has previously provided a personal guaranty (the “Personal Guaranty”) of the Company’s obligations evidenced by Honda Civic Lease account # Account # 153818558  (the “Leased Vehicle”).  The Company shall take all actions required, prior to the Termination Date, to release the Executive in full from the Personal Guaranty, either by providing a replacement personal guarantor or terminating the vehicle lease and returning the Leased Vehicle to the lessor or designated agent, it being the intent of the parties that the Executive shall have no personal liability for any amounts of any nature related to the Leased Vehicle.  If such Personal Guaranty is not released prior to the Termination Date, or the Leased Vehicle is not returned to the lessor or designated agent, each of David Bernstein and Vlad Stelmak shall issue joint and several personal guarantees to the Executive, the form of which is attached hereto as Exhibit A and incorporated herein by such reference, agreeing stand in her stead with respect to any and all obligations currently existing, or which may exist in the future, associated with the Leased Vehicle.

5. Compensation.  As compensation for the transition services, the Executive shall be entitled to the following:

(a) Cash compensation in the form of salary of an aggregate of $40,000 for the period ended December 31, 2013 (“Transition Payment”). payable at the rate of $1,250.00 per week, for 32 weeks, beginning on the Termination Date.  All such payments will be less applicable withholding and other applicable taxes through the Company’s standard payroll processor with all other employee payroll.  If the Company defaults on any payment under the terms, all remaining obligations will become immediately due and payable.  Additionally, the Company will ensure that the Executive receives a copy of each pay stub for her records.

(b) The insurance and other benefits currently provided to the Executive by the Company shall continue at the same rate and cost to the Executive through December 31, 2013.

(c) Attached as Schedule A are all options heretofore granted to the Executive under the Company’s 2010 Equity Compensation Plan (the “Executive Options”).  All unvested Executive Options heretofore granted to the Executive shall immediately vest, and all such options, together with previously vested Executive Options, shall remain exercisable through their original expiration date as if the Executive were still employed by the Company. In the event the Company should file a registration statement on Form S-8 with the Securities and Exchange Commission, the Company shall include the shares underlying the Executive Options in such registration statement.

(d) The Company agrees that if the Executive is made a party, is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the Executive is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee, or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s Certificate of Incorporation, as amended, Bylaws, or resolutions of the Board of  the Company, or, if greater, by the laws of the State of Delaware, against all cost, expense, liability, and loss (including, without limitation, attorney’s fees, judgments, fines or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if she has ceased to be a director, member, employee, or agent of the Company or other entity and shall inure to the benefit of the Executive’s heirs, executors, and administrators.  The Company shall also advance to the Executive all reasonable costs and expenses incurred by the Executive in connection with a Proceeding within 40 days after receipt by the Company of a written request for such advance.  Such request shall include a written undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that the Executive is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent the Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

(e) The Executive acknowledges that the foregoing compensation are in full and complete satisfaction of all of the Company's obligations to the Executive, including, without limitation, all salary, commissions, stock options and stock not heretofore issued or granted, car allowances, vacation pay or other compensation of any kind.  The Executive agrees that these payments constitute consideration for the covenants and releases of the Executive as set forth herein.

6. Non-Compete.  The Executive acknowledges and recognizes the highly competitive nature of the Company’s Business. Accordingly, in consideration of the execution of this Agreement, and as except as may specifically otherwise approved by the Company’s Board of Directors, the Executive agrees to the following:

(1) That during the one (1) year period from the date of this agreement (the “Restricted Period”) and within a 50 mile radius of the Company’s principal offices located at 17-09 Zink Place, Unit 1, Fair Lawn, New Jersey 07410 (the “Restricted Area”), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

(2) That during the Restricted Period in the Restricted Area, the Executive will not, directly or indirectly, compete with the Company by engaging in equipment recycling.

(3) That during the Restricted Period in the Restricted Area, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then employed by the Company.

(4) For the purposes of this Section:

(i) “Business” shall mean equipment recycler that manages the equipment needs of its government and commercial clients by buying, reselling, or recycling, in an environmentally and regulatory compliant manner, computers and other technology hardware,

(ii) “Business Activities" shall be deemed to any business activities concerning data scrubbing and recycling of used computers and other technology hardware.

7. Termination Date and Condition to Agreement.  The effective date of the resignation of the Executive and termination of the Employment Agreement shall be December 2, 2013 (the “Termination Date”).

8. Return of Property.  As a condition to the terms of this Agreement, the Executive shall return to the Company, in good condition, or destroy all documentation and materials to the Company in the Executive's possession.  The Executive shall be entitled to retain, at no cost, all Company equipment currently in her possession.

9. Non-Disparagement.  The Company and the Executive further agree that they shall not make any disparaging, denigrating or untrue statements about the parties or about any other employee of the Company.  It is agreed and understood that any breach of this paragraph by the Executive or the Company would be material to the other.

10. General Releases and Voluntary Waiver of Rights.

(a) Except for the obligations created by or arising out of this Agreement, effective on the Termination Date, the Executive and the Executive's descendants, heirs, successors and assigns, and each of them, do hereby release, acquit, satisfy and forever discharge and covenant not to sue the Company, its agents, servants, employees and all persons for whose conduct it is legally responsible, including, but not limited to, its officers, directors, attorneys, insurers, stockholders, parent, subsidiary, affiliated or related entities and their respective successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which the Executive ever had (including claims not yet accrued) against the Company, its agents, servants, employees and persons for whom it is legally responsible, for and upon any reason arising out of the employment relationship the Executive had with the Company and the transactions and relationships described herein unless there is a breach of any of the obligations under this Agreement.  The Executive specifically acknowledges that she has been advised that she should consult with an attorney concerning her rights and the signing of this Agreement.

(b) Except for the obligations created by or arising out of this Agreement, effective on the Termination Date, the Company, and the Company’s successors and assigns, and each of them, does hereby release, acquit, satisfy and forever discharge and covenant not to sue the Executive, the Executive’s descendants, heirs, successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which the Company  against the Executive, for and upon any reason arising out of the employment relationship with the Executive and the transactions and relationships described herein.

11. Non-Admissions.  The Company and the Executive agree that neither this Agreement nor the consideration given shall be construed as an admission of any wrongdoing or liability by the Company or the Executive, and that all such liability or wrongdoing is expressly denied.

12. Anti-Coercion.  Each of the Parties hereto has entered into this Agreement without undue influence, fraud, coercion, duress, misrepresentation, or restraint having been imposed upon them by any other party, and further acknowledges that each party had the opportunity to be represented by counsel of their own selection.

13. Interpretation of Release.  That this Agreement shall be construed in any case which doubt may arise in such a manner as will make it lawful and fully enforceable, and in the event that any part hereof shall be deemed unenforceable or illegal, then it is the intention of the parties hereto that such part be severed and only the remainder be in force.  That for the purposes of interpretation and construction of this Agreement, this Agreement shall be deemed to have been drafted by the Company.

14. Notices.  Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, to the addresses set forth earlier in this agreement, or at such other place as a party may hereinafter designate.

15. Entire Agreement.  This Agreement constitutes the entire agreement between the parties and shall not be modified, altered, or discharged, except by a writing signed by each of the parties hereto.

16. Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by the laws of the State of Delaware.  The Company and the Executive acknowledge and agree that the U.S. District for the District of New Jersey or if such court lacks jurisdiction, the Circuit Court (or its successor) in and for Bergen County, New Jersey, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

17. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

18. Waiver of Breach - Effect.  No waiver or any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

19. Full Understanding and Voluntary Acceptance.  In entering into this Agreement, the parties represent that they have relied upon the advice of their attorneys or have chosen to enter into this Agreement without the assistance of counsel based upon their understanding of the terms hereof.  The terms of this Agreement have been completely read and explained to them by there attorneys and/or they have reviewed the terms hereof in complete detail and that the terms are fully understood and voluntarily accepted by them.  The parties understand and agree that Pearlman Schneider LLP is counsel to the Company and is not counsel, and has not rendered advice, to the Executive.

20. Attorneys' Fees.  In the event of proceeding arising out of the construction, enforcement, and/or interpretation of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, both on the trial and appellate level.

21. Headings.  The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

THE EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS AGREEMENT, THAT THE EXECUTIVE HAS BEEN GIVEN AMPLE OPPORTUNITY TO REVIEW IT AND TO CONSULT WITH A REPRESENTATIVE OR ATTORNEY OF HER CHOOSING CONCERNING ITS TERMS.  THE EXECUTIVE FURTHER ACKNOWLEDGES THAT SHE UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT WITH THE COMPANY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ANYTHING IT, INC.

By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer

By:	/s/ Gail L. Babitt
GAIL L. BABITT

Schedule A

Date of Grant	Type of Grant	Shares	Exercise Price	Termination

12/22/11	ISO	183,334	$0.36	12/22/16
12/22/11	ISO	183,333	$0.36	12/22/17
12/22/11	ISO	183,333	$0.36	12/22/18

3/7/12	ISO	166,667	$0.15	3/7/17
3/7/12	ISO	166,667	$0.15	3/7/18
3/7/12	ISO	166,667	$0.15	3/7/19
3/7/12	ISO	166,666	$0.15	3/7/20

Exhibit A

PERSONAL GUARANTY

WHEREAS, AnythingIT, Inc., a Delaware corporation (the “Company”) is a party to that certain Honda Civic Lease, Account # 153818558 (the “Vehicle Lease”).

WHEREAS, Gail L. Babitt, an individual (the “Executive”), has previously provided a personal guarantee for the Company’s obligations under the Vehicle Lease (the “Personal Guarantee”).

WHEREAS, the lessor of the Vehicle Lease will not consent to the release of the Executive from the Personal Guarantee.

WHEREAS, the Company desires to continue the Vehicle Lease and has requested that the Executive permit the Personal Guarantee to continue.

WHEREAS, the undersigned is an executive officer and a member of the Board of Directors of the Company.

WHEREAS, the Company and the Executive have entered into a Resignation and Transition Services Agreement (the “Resignation Agreement”) of even date herewith, the terms of which require the undersigned to provide a personal guarantee to the Executive with respect to any and all obligations related to the Vehicle Lease and the undersigned has agreed to provide this guaranty.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration and in order to induce the Executive to not terminate the Personal Guarantee, the undersigned agrees that, upon notice or demand, the undersigned shall reimburse the Executive, to the extent that such reimbursement is not made by the Company, for any and all fees, costs, expenses (including counsel fees) whatsoever incurred by the Executive in connection with any and all liabilities of any nature whatsoever associated with the Vehicle Lease, the operation of the vehicle which is the subject of the Vehicle Lease, or the collection thereof (collectively, the “Liabilities”).

This guaranty is a continuing guaranty and shall remain in full force and effect through the termination of the Vehicle Lease and the payment by the Company of the Liabilities.  This guaranty is a joint and several guarantee by the undersigned parties.

The undersigned hereby waives (a) presentment and demand for payment of any of the Liabilities of the Company (b) protest and notice of dishonor or default to the undersigned or to any other party with respect to any of the Liabilities; (c) all other notices to which the undersigned might otherwise be entitled; and (d) any demand for payment under this guaranty and shall pay any obligations within 10 days of presentment by the Executive.

The undersigned further waives any right to require that any action be brought against the Executive or the Company in connection with the Liabilities.  No delay on the part of the Executive in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the undersigned shall be deemed to be a waiver of the obligations of the undersigned or of the right of the Executive to take further action without notice or demand as provided herein; nor in any event shall any modifications or waiver of the provisions of this guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

This guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New Jersey and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State, and no defense given or allowed by the laws of any other state of the United States of America shall be interposed in any action hereon unless defense is also given or allowed by the laws of the State of New Jersey.

Dated: December 2, 2013	/s/ David Bernstein
David Bernstein

Dated: December 2, 2013	/s/ Vlad Stelmak
Vlad Stelmak